Exhibit 31.1
CERTIFICATION

I, Victor P. Stabio, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual report on Form 10-K of Hallador Energy Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

March 2, 2012	/s/VICTOR P. STABIO Victor P. Stabio, CEO